AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1998
                                         REGISTRATION NO. 333-
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               OPEN MARKET, INC.
              --------------------------------------------------
              (Exact name of issuer as specified in its charter)

     Delaware                                             04-3214536
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

One Wayside Road, Burlington, Massachusetts                  01803
-------------------------------------------                ----------
(Address of Principal Executive Offices)                   (Zip Code)

                           1994 STOCK INCENTIVE PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                           (Full title of the plan)

            Gary B. Eichhorn, President and Chief Executive Officer Open Market, Inc., One Wayside Road, Burlington, MA 01803
           ---------------------------------------------------------
                    (Name and address of agent for service)

                                (781) 359-3000
     -------------------------------------------------------------
     (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________________________________________________
   Title of                                Proposed                    Proposed
  Securities         Amount to               Maximum                   Maximum                   Amount of
     to be               be              Offering Price               Aggregate              Registration Fee
  Registered         Registered           Per Share (1)           Offering Price (1)               (1)
_______________________________________________________________________________________________________________________
1994 Stock
Incentive            4,000,000               $15.50                  $62,000,000                 $18,290
Plan, Common
Stock,
$.001 par value
_______________________________________________________________________________________________________________________
1996 Employee
Stock Purchase         500,000               $15.50                   $7,750,000                  $2,286.25
Plan, Common
Stock, $.001
par value
_______________________________________________________________________________________________________________________
Total                4,500,000               $15.50                  $69,750,000                 $20,576.25
_______________________________________________________________________________________________________________________

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 23, 1998.

                    STATEMENT OF INCORPORATION BY REFERENCE


     This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 333-06821 filed by the Registrant on June 26, 1996, relating to the Registrant's 1994 Stock Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan.

     This Registration Statement includes the following new information:


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 5. Interests of Named Experts and Counsel

     The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Registrant by Hale and Dorr (a partnership which includes professional corporations), 60 State Street, Boston, Massachusetts, 02109. Paul P. Brountas, Assistant Secretary of the Company, is a partner in the law firm of Hale and Dorr LLP. As of the date of this Registration Statement, certain partners of Hale and Dorr LLP own in the aggregate approximately 15,000 shares of the Registrant's Common Stock in accounts managed by H&D Investments II, a partnership comprised of certain partners of Hale and Dorr LLP.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, on this 27th day of July, 1998


                              OPEN MARKET, INC.



                              By: /s/Gary B. Eichhorn
                                  -------------------------------------
                                  Gary B. Eichhorn
                                  President and Chief
                                  Executive Officer




                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Open Market, Inc., hereby severally constitute and appoint Gary B. Eichhorn, Regina O. Sommer and John H. Chory, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Open Market, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     WITNESS our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                  Title                Date
---------------------------------  ---------------------  -----------------

/s/ Gary B. Eichhorn               President, Chief       July 27, 1998
--------------------------------   Executive Officer and
    Gary B. Eichhorn               Director (Principal
                                   Executive Officer)

/s/ Regina O. Sommer               Senior Vice President  July 27, 1998
--------------------------------   and Chief Financial
    Regina O. Sommer               Officer (Principal
                                   Financial Officer and
                                   Principal Accounting
                                   Officer)

/s/ Gulrez Arshad                  Director               July 27, 1998
--------------------------------
    Gulrez Arshad

/s/ Thomas H. Bruggere             Director               July 27, 1998
--------------------------------
    Thomas H. Bruggere

/s/ Shikhar Ghosh                  Director               July 27, 1998
--------------------------------
    Shikhar Ghosh

/s/ David K. Gifford               Director               July 27, 1998
--------------------------------
    David K. Gifford

/s/ William S. Kaiser              Director               July 27, 1998
--------------------------------
    William S. Kaiser

                                   Director
--------------------------------
   Brian J. Knez

/s/ Eugene F. Quinn                Director               July 27, 1998
---------------------------------
    Eugene F. Quinn

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number
-------

  4.1 Amended and Restated Certificate of Incorporation of the Registrant filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-03340) and incorporated herein by reference)

  4.2 Amended and Restated By-Laws of the Registrant filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-03340 and incorporated herein by reference)

  5       Opinion of Hale and Dorr LLP

 23.1     Consent of Hale and Dorr LLP  (included in Exhibit 5)

 23.2     Consent of Arthur Andersen LLP

 24.1 Power of Attorney (included in the signature pages of this Registration Statement)